Exhibit 99.2

EXPEDIA, INC. - THE NUMBERS QUARTER ENDED JUNE 2013 The worlds largest online travel company Expedia, Inc. (EXPE) presents quarterly financial results from across its portfolio of travel brands. 13% Gross Bookings: Revenue: $1,21 Revenue margin: 11.9% 17K* Mobile Ap imm+ Bookable Prope * Rev*n ue grew i6w y/y for the quarter ended June 3p. driven in part by the recent acquisition of leading hotel metaiejrch companytrivjgo + Espedia. Inc. international points of sale generated more th an half of the company’s total room nights for the fourth-consecutive quarter EVENUE BY GEOGRAPHY TECHNOLOGY UPDA & PRODUCT Package Bookings Growth International revenue: $555 MILLION kof total 43ft of total 46% of I revenue Donwitle revenue Q22O12 Q2 2013 International (non-U.S.) revenue, grew Z4* forthe quarter representing 4J6* of total revenue, vs. 43% in the prior >/ear quarter. International room nights grew 29*6 US, revenue grew 10* - a healthy Rate.for our most mature market. Domestic room nights grew n« 2O% All other sources 72% Hotel SPOTLIGHT ON: MOBILE Col le cti ve I y. Exped i a, Inc. brands gene rate mor e t h an i QO downloads every minute... ...And operate more than mobile Web sites across nearly 7* countries Mobile Room Night Penetration Revenue] 0312 0412 0113 0213 LU A growi ng number of hotels are ctio 05 i ng to parti ci pate i n ETP, More than 70% of which are live and in production LU LL 111 LU CC |i I0” * 5 LU 0. X 111 Nearly 20,000 Nearly 25,000 30,000+ 13,OOO+ Q312 0412 0113 0213 Contracted Hotel? Live Hotels expedia inc Expedia Hatelscom tii-. Live ETP Property Breakdown by Region EMEA AMER ETP-enabled properties are now available to consumers in every region worldwide! “Pi learn more sbout Expedia, Inc. visit http://www,etpediaincjcom Iftctanirti: aid i:»s sr: rha pEpoly of Undr napcctin dmibti 4 EKprfa, tx. 00*3